UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 24, 2011

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                                       UNREGISTERED SALES OF EQUITY SECURITIES.

Harmony Note Conversion

On May 24, 2011, we issued 106,892 shares of common stock to each of Harmony Equity Income Fund, L.L.C and Harmony Equity Income Fund II, L.L.C. upon the conversion into equity of promissory notes aggregating $641,353 in principal and accrued interest thereon, at a conversion price of $3.00 per share.

Landlord Warrants

On May 25 and May 26, 2011, respectively, we entered into lease amendments with the landlords of two of our restaurants. As part of these lease amendments, in consideration of rent reductions, we issued five-year warrants to purchase 20,000 shares of our common stock to each of the two landlords. Each warrant has an exercise price of $3.32 per share, which was the closing price of our common stock on May 11, 2011, the date that our board of directors approved the issuance of the warrants subject to finalization of the lease amendments.  Each landlord has represented to us that it is an accredited investor.

Exemptions from Registration Claimed

Each of the foregoing issuances was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D.  Any certificates representing such securities contains or will contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act.  The recipients of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-K, Form 10-Q, and Form 8-K, as filed with the SEC.  Other than as described above, no discount or commission was paid in connection with the issuance of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: May 31, 2011	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer